Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Barry Lamperd, President and a director of Lamperd Less Lethal Inc. (Principal Executive Officer), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the quarterly report on Form 10-QSB of Lamperd Less Lethal Inc. for the interim period ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Lamperd Less Lethal Inc.

Dated: May 17, 2007

/s/ Barry Lamperd

Barry Lamperd

President and Director

(Principal Executive Officer, Principal

Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Lamperd Less Lethal Inc. and will be retained by Lamperd Less Lethal Inc. and furnished to the Securities and Exchange Commission or its staff upon request.